Exhibit 10.07a


                              AGENCY AGREEMENT
                                  Between
                          Laclede Gas Company and
                Mississippi River Transmission Corporation




     This Agency Agreement is made this 20th day of September, 1996, by and between Laclede Gas Company ("Laclede"), principal, and Mississippi River

Transmission Corporation ("MRT"), agent (collectively, Laclede and MRT are referred to herein as "the parties").

     WHEREAS, Laclede is a local distribution company engaged in the retail distribution of natural gas in the City of St. Louis, St. Louis County, and eight other counties in Eastern Missouri; and

     WHEREAS, MRT is an interstate pipeline company engaged in the transportation of natural gas in interstate commerce; and

     WHEREAS, MRT and Laclede have operated under an Agency Agreement dated

August 26, 1993 (such Agency Agreement, as heretofore amended, being hereinafter called the "Prior Agency Agreement") since the advent of Order

636 Services on the MRT pipeline system; and      WHEREAS, MRT and Laclede

mutually agree to terminate the Prior Agency Agreement, such termination to be effective as of October 31, 1996; and

     WHEREAS, MRT is willing to continue to act as Laclede's agent and

Laclede is willing to appoint MRT as such agent pursuant to the terms and conditions of this Agency Agreement, and the parties in that regard desire to replace the prior Agency Agreement with this Agency Agreement, effective as of November 1, 1996.





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     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the promises and mutual covenants and agreements contained herein, Laclede and

MRT agree as follows:

                                ARTICLE I

                           Appointment of Agent

     Laclede hereby appoints MRT as its exclusive agent for the purposes set forth in Article II of this Agency Agreement.  MRT hereby accepts the appointment and agrees to act as Agent for these purposes.

     Laclede shall be the purchaser under all gas purchase contracts which

MRT administers under this Agency Agreement and shall have title to all gas transported or stored under its transportation and storage agreements with

MRT or any other party.

                                 ARTICLE II

                         Responsibilities of Agent

     2.1  As agent for Laclede, MRT shall, at Laclede's option, --

          (a) assist Laclede in the acquisition and sale of natural gas supplies as requested from time to time by Laclede, including but not limited to advising and assisting Laclede in locating natural gas purchase and sales opportunities, negotiating supply arrangements, and preparing the documents necessary in the administration of Laclede's gas supply portfolio;

          (b) administer Laclede's gas supply portfolio, including but not limited to making nominations, submitting notices, and, receipt, verification and payment of invoices;








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          (c)  administer Laclede's transportation and storage
               agreements with MRT or any other pipeline, including but not limited to making nominations, resolving imbalances, submitting notices, and, receipt, verification and payment of invoices;

          (d) assist in the training of Laclede personnel to perform any of the functions listed above; and/or

          (e) perform such other duties respecting the acquisition, management, transportation, and storage related to Laclede's gas supply portfolio as Laclede shall from time to time request.

     2.2  Subject to the provisions of Article III, the responsibility to respond to Operational Flow Orders, System Protection Warnings, and System

Integrity Alerts issued by MRT or any upstream pipeline company rests with

MRT.  Whenever MRT receives notice of any such order, warning or alert, MRT shall promptly advise Laclede of such notice and MRT's response or intended response thereto.

     2.3  MRT shall have no authority to cancel, extend, modify or enter into any transportation or storage agreement, or any other agreement on

Laclede's behalf, nor shall MRT knowingly take any action that would result in the assessment of a penalty under any contract or MRT's FERC tariff,

without Laclede's express written consent.

     2.4  When acting as agent for Laclede under this Agreement, MRT shall at all times acknowledge that it is acting as agent for Laclede.

     2.5  MRT shall at all times separately administer and account for its actions taken on behalf of Laclede under this Agreement, regardless of whether it aggregates the rights and obligations of Laclede under gas supply, transportation or storage agreements with those of other shippers.


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    2.6  MRT shall at all times act within the scope of the powers expressly given it under this Agreement, and shall at no time, by its actions or otherwise, represent that its authority as agent for Laclede is different from or in excess of the authority provided in this Agreement.

     2.7  MRT agrees that, in acting as agent for Laclede pursuant to this

Agreement, it shall at all times act in a fiduciary capacity for Laclede and, accordingly, shall meet the fiduciary standards of loyalty, care and candor.

     2.8  MRT commits to continue the full participation of its Gas Control

Department in the performance of its agency responsibilities hereunder.

     2.9  MRT shall provide all of its obligations, responsibilities and services hereunder including, without limitation, the obligations,

responsibilities and services related to the pipeline Gas Control function from a location based in the St. Louis metropolitan area during the term of this Agreement.


                              ARTICLE III

                      Responsibilities of Principal

     As principal, and purchaser and signatory under the gas purchase contracts, transportation and storage agreements which are the subject of this Agency Agreement, Laclede shall --

     (a)  be responsible for the payment of all imbalance charges,

          penalties, losses, expenses, and claims arising under the






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          provisions of those agreements which are incurred through no fault of Laclede or MRT;

     (b)  be responsible for communicating the information needed by

          MRT for the efficient performance of its agency

          responsibilities.  Penalties resulting solely from Laclede's failure to provide such timely information shall be the

          responsibility of Laclede; and

     (c)  be responsible for providing the gas and other gas supply resources necessary for the performance of this Agency

          Agreement.


                             ARTICLE IV

                               Consultation

     The parties recognize that if MRT is to perform its obligations hereunder in an efficient and cost-effective manner for Laclede, regular and timely communication is critical.  Hence, the parties shall consult and cooperate with each other in order to enable MRT to perform all obligations for the benefit of Laclede.  If the parties are unable to resolve a course of action through consultation, the final determination regarding such course of action shall be made by Laclede.


                              ARTICLE V

                    Coordination and Use of Facilities

     The parties specifically intend and agree --





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     (a)  to coordinate injections into and withdrawals from Laclede's capacity in MRT's underground natural gas storage facilities with the other gas supply related assets outside of the scope of this Agreement which Laclede owns, operates, or controls;

     (b) to utilize Laclede's transportation capacity on MRT and upstream pipelines, including NorAm Gas Transmission
          Company, an affiliate of MRT; and

     (c)  to schedule flowing upstream supplies of natural gas,

so as to achieve for Laclede maximum operational efficiencies and economies consistent with the provision of a reasonably-priced, reliable and adequate natural gas service to Laclede.  MRT shall have an obligation to perform all functions delegated to it under this Agreement so as to achieve this goal.


                             ARTICLE VI

                                Liability

     6.1  MRT warrants that all acts or actions taken by it as agent for

Laclede will be in full compliance, to the best of its knowledge, with the terms and conditions of MRT's FERC Gas Tariff, and all applicable laws,

regulations and orders of the FERC, any successor regulatory body and other governmental authorities.

     6.2  MRT shall indemnify and hold Laclede harmless from all suits,

actions, costs (including imbalance charges and penalties), losses and expenses (including, without limitation, attorneys fees and the attorneys fees of third parties) arising from: (i) all communications, acts, actions,

inactions or omissions by MRT as agent for Laclede, except where such communications, acts, actions, inactions or omissions




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were expressly or directly caused by Laclede, or were otherwise fully beyond MRT's control; (ii) claims associated with the reliance by other parties upon such communications, acts, actions, inactions or omissions of

MRT as agent for Laclede; and (iii) any breach by MRT of this Agreement.


                              ARTICLE VII

                         Agency and Management Fee

     7.1  In order to reimburse MRT for the costs it incurs under this

Agency Agreement, Laclede agrees to pay MRT an agency fee equal to the annual Operations and Maintenance expenses and General and Administrative expenses MRT incurs to provide agency services to Laclede under this

Agreement; provided, however, that the annual fee hereunder for services performed for any annual period from November 1 through October 31 of any year shall in no event,: (a) total an amount greater than $550,000 in the aggregate for any such year; (b) include total charges from MRT's parent company which are in excess of $50,000 for any such year; or (c) include any charges not directly attributable to MRT's performance of the services hereunder.


                             ARTICLE VIII

                          Billing and Payment

     8.1  MRT shall invoice Laclede on or before the tenth (10th) day of each month for the actual costs it incurs on Laclede's behalf, including those costs payable pursuant to Article VII, during the preceding month.





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     8.2  Laclede shall pay MRT at its designated office or Post Office

Box, on or before the twentieth (20th) day of each month for service rendered during the preceding month and billed by MRT as provided in

Section 8.1 above.


                                ARTICLE IX

                                   Term

     9.1  This Agreement shall be effective from November 1, 1996 and shall remain in effect until such time as Laclede or MRT terminates the Agreement as provided herein.

     9.2  Either Laclede or MRT shall have the right to terminate this

Agreement effective as of October 31, 1997 or effective any October 31 thereafter, by providing sixty (60) days prior written notice to the other party.

     9.3  This Agreement is not assignable by MRT without the written consent of Laclede.  An assignment made without Laclede's written consent is void.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement, in multiple originals, on the day and year first above written.


LACLEDE GAS COMPANY            MISSISSIPPI RIVER TRANSMISSION
                                      CORPORATION


By:  Kenneth J. Neises             By:  Edwin J. Spiegel

Title:  Senior Vice President        Title: Attorney In Fact




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